Exhibit F
                       [HUBER LAWRENCE & ABELL LETTERHEAD]

                                        September 12, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

     Re:  Form U-1 Application by Energy East Corporation,
          CMP Group, Inc., CTG Resources, Inc. and Berkshire Energy Resources File Number: 70-9609

Ladies and Gentlemen:

     This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing with the Commission of the Application-Declaration on Form U-1, as amended (File 70-9609) (the "Application") of Energy East Corporation ("Energy East"), CMP Group, Inc. ("CMP Group"), CTG Resources, Inc. ("CTG Resources") and Berkshire Energy Resources ("Berkshire Energy"), among others, under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application requests that the Commission authorize and approve the ongoing financing activities of Energy East and its subsidiaries and other related matters (collectively, the "Financings") pertaining to Energy East and its subsidiaries after giving effect to the mergers of Energy East and CMP Group (the "CMP Group Merger"), Energy East and CTG Resources (the "CTG Resources Merger") and Energy East and Berkshire Energy (the "Berkshire Energy Merger") and the registration of Energy East under the Act as a holding company.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Energy East and its subsidiaries as to which financing authority is sought in the Application (each an "Issuer"), certificates of public officials and other documents as we have deemed necessary in order to render the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to our opinion, when relevant facts were not independently established, we have relied upon the aforesaid agreements, instruments, certificates and documents.

     The opinions expressed below with respect to the Financings described in the Application are subject to the following further assumptions and conditions:

     1. Each Financing shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Board of Directors of the Issuer proposing to effect such Financing.

     2. All required approvals, authorizations and consents, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to each Financing shall have been obtained or made, as the case may be.

     3. The Commission shall have duly entered an appropriate order with respect to each Financing as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder.

     4. Each registration statement filed by an Issuer under the Securities Act of 1933, as amended, in connection with any Financing shall be and shall remain effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of securities thereunder shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that when the Commission has taken the action requested in the Application:

     1. All state laws applicable to each proposed Financing will have been complied with.

     2. Each Issuer will be a corporation (or in the case of Berkshire Energy, a business trust) validly organized, duly existing and in good standing in its respective jurisdiction of organization.

     3. The shares of Energy East common stock to be issued in connection with any Financing by Energy East will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Restated Certificate of Incorporation of Energy East, as amended.

     4. Each debt security to be issued by an Issuer in connection with any Financing by such Issuer will be a valid and binding obligation of such Issuer in accordance with its terms.

     5. No Financing by an Issuer will violate the legal rights of the holders of any securities issued by such Issuer.

     We are members of the State Bar of New York and we express no opinion as to the laws of any jurisdiction other than the Act under the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,


                                        /s/  Huber Lawrence & Abell